Exhibit 99.1

Demandware Announces Third Quarter 2012 Financial Results

Execution of Land and Expand Strategy Generates 45% Subscription Revenue Growth

BURLINGTON, Mass.--(BUSINESS WIRE)--November 6, 2012--Demandware®, Inc. (NYSE: DWRE), a leader in on-demand ecommerce, today announced financial results for its third quarter ended September 30, 2012.

Third Quarter Highlights

  Total revenue for the third quarter was $18.7 million, a 39% year over year increase from $13.5 million in the third quarter of 2011
  Subscription revenue for the third quarter was $16.3 million, a 45% year over year increase from $11.2 million in the third quarter of 2011
  137 live customers and 517 live sites at September 30, 2012
  Order Center, Demandware’s order management application, implemented in production environment for an early adopter customer

“Our strong subscription revenue growth in the third quarter is further evidence that the Demandware Commerce platform empowers our customers to grow faster, innovate quicker and launch new eCommerce sites more rapidly,” stated Tom Ebling, Chief Executive Officer of Demandware. “We believe that our robust cloud-based eCommerce solution is the best alternative to meet the rigorous requirements of today’s fastest growing retailers and branded manufacturers. Our third quarter financial results demonstrate that our solution is helping customers meet these requirements enabling them to grow their eCommerce businesses. ”

  Demandware signed significant new customers during the quarter including American Golf, Black Diamond, and Sunbeam Products (Jarden Consumer Solutions).
  Browns Shoes, Oreck, Gianni Versace, Pier 1 Imports, Tamaris Shoes, and GORE BIKE WEAR® and GORE RUNNING WEAR® Apparel brands from W.L. Gore & Associates, Inc. were among the leading companies that launched new initial sites on the Demandware Commerce platform during the third quarter.
  Existing customers like Butlers GmbH, Clarins, L’Oreal, New Balance, Reitmans, and Summit Sports launched new ecommerce sites for new geographies or for new brands on the Demandware Commerce platform.

“During the quarter, we continued to invest in expanding our global sales team, enhancing our brand awareness, and innovating our technology platform,” stated Scott Dussault, Demandware Chief Financial Officer. “We are confident that these investments will enable us to further deepen our penetration in the large, robust market for enterprise-class, cloud based eCommerce solutions.”

Demandware’s loss from operations for the third quarter of 2012 was $3.6 million, as compared to a loss from operations of $1.5 million for the same period in 2011, reflecting the company's increased investments to support the growth of its business.

Demandware’s GAAP net loss for the third quarter of 2012 was $3.5 million, or $(0.12) per share attributable to common stockholders, as compared to a net loss of $2.1 million, or $(0.80) per share attributable to common stockholders, for the third quarter of 2011.

Non-GAAP net loss for the third quarter of 2012 was $1.3 million, or $(0.04) per share, as compared to non-GAAP net loss of $1.8 million, or $(0.42) per share, for the third quarter of 2011. (1)

(1)Non-GAAP net loss excludes expenses related to stock-based compensation. Non-GAAP net loss per share excludes expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call at 8:30 a.m. today, please dial (866) 783-2140 in the U.S. or +1 (857) 350-1599 internationally. The Passcode for the call is: 23204485. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through November 13, 2012. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 17321753. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware is a leading provider of software-as-a-service (SaaS) ecommerce solutions that enable companies to easily design, implement and manage their own customized ecommerce sites, including websites, mobile applications and other digital storefronts. Customers use our highly scalable and integrated Demandware Commerce platform to more easily launch and manage multiple ecommerce sites, initiate marketing campaigns more quickly, and improve ecommerce traffic. For more information about Demandware, visit www.demandware.com, call 888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$71,886	$14,939
Short-term investments	37,021	-
Accounts receivable — net of allowance of doubtful accounts and credit memos	15,634	16,930
Prepaid expenses and other current assets	3,691	1,878
Total current assets	128,232	33,747

PROPERTY AND EQUIPMENT — Net	8,925	6,404
OTHER ASSETS	1,010	2,735
Total assets	$138,167	$42,886

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of notes payable	$3,403	$2,098
Accounts payable	2,650	1,884
Accrued expenses	8,538	7,023
Deferred revenue	17,322	13,960
Deferred rent	118	57
Total current liabilities	32,031	25,022

Long-term liabilities:
Deferred revenue	13,393	12,210
Notes payable	2,897	1,882
Deferred rent	1,004	682
Preferred stock warrant liability	-	107
Total liabilities	49,325	39,903

Series A redeemable convertible preferred stock	-	14,976
Series B redeemable convertible preferred stock	-	18,158
Series C redeemable convertible preferred stock	-	27,884
Series D redeemable convertible preferred stock	-	26,585
Total redeemable convertible preferred stock	-	87,603

Stockholders' equity (deficit):
Common stock	296	45
Additional paid-in capital	168,506	-
Accumulated other comprehensive loss	(48)	(53)
Accumulated deficit	(79,912)	(84,612)
Total stockholders’ equity (deficit)	88,842	(84,620)

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)	$138,167	$42,886

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue:
Subscription	$16,250	$11,220	$45,061	$30,902
Services	2,456	2,255	8,095	7,029
Total revenue	18,706	13,475	53,156	37,931

Cost of revenue:
Subscription	3,501	2,473	9,407	6,842
Services	2,990	2,958	8,598	7,655
Total cost of revenue	6,491	5,431	18,005	14,497

Gross profit	12,215	8,044	35,151	23,434

Operating expenses:
Sales and marketing	8,496	5,082	24,402	14,385
Research and development	3,935	2,934	11,490	8,345
General and administrative	3,350	1,526	9,751	4,498
Total operating expenses	15,781	9,542	45,643	27,228

Loss from operations	(3,566)	(1,498)	(10,492)	(3,794)

Other income (expense) :
Interest income	50	2	97	7
Interest expense	(109)	(79)	(263)	(198)
Other income (expense)	193	(391)	(455)	178

Other income (expense) — net	134	(468)	(621)	(13)
Loss before income taxes	(3,432)	(1,966)	(11,113)	(3,807)
Income Tax Expense	39	125	235	180

Net Loss	$(3,471)	$(2,091)	$(11,348)	$(3,987)
Accretion of redeemable convertible preferred stock	-	(1,318)	(1,172)	(3,956)

Net loss attributable to common stockholders	$(3,471)	$(3,409)	$(12,520)	$(7,943)

Net loss per share attributable to common stockholders,
basic and diluted	$(0.12)	$(0.80)	$(0.57)	$(2.20)
Weighted average common shares outstanding,
basic and diluted	29,200	4,273	22,158	3,617

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Cost of subscription revenue	$57	$5	$119	$16
Cost of services revenue	233	22	492	71
Sales and marketing	559	65	1,236	175
Research and development	484	33	1,035	455
General and administration	856	158	1,920	426

	$2,189	$283	$4,802	$1,143

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,471)	$(2,091)	$(11,348)	$(3,987)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	892	719	2,432	2,119
(Gain) loss on disposal of property and equipment	(3)	-	(3)	86
Re-measurement of preferred stock warrant liability	-	(2)	426	(5)
Stock-based compensation	2,189	283	4,802	1,143
Deferred rent expense	144	44	382	311
Other non-cash reconciling items	65	10	93	94
Changes in operating assets and liabilities:
Accounts receivable	(1,039)	(1,112)	1,296	(1,087)
Prepaid expenses and other current assets	(385)	(52)	(1,259)	(271)
Other long-term assets	78	(89)	182	(89)
Accounts payable	(134)	325	733	(63)
Accrued expenses	1,167	1,174	1,442	2,108
Deferred revenue	134	378	4,545	(211)
Net cash (used in) provided by operating activities	(363)	(413)	3,723	148

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(503)	(304)	(3,659)	(3,239)
Purchase of marketable securities	(21,258)	-	(46,577)	-
Sale and maturity of marketable securities	9,499	-	9,499	-
Proceeds from sale of property and equipment	-	-	-	26
(Increase) decrease in restricted cash and other assets	(3)	2	(168)	(41)

Net cash used in investing activities	(12,265)	(302)	(40,905)	(3,254)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	94,116	-
Proceeds from exercise of stock options	627	356	1,030	1,568
Deferred offering costs	(96)	(1,089)	(1,561)	(1,089)
Proceeds from issuance of notes payable	157	201	2,757	2,570
Payments of note payable	(954)	(568)	(2,219)	(1,316)

Net cash (used in) provided by financing activities	(266)	(1,100)	94,123	1,733

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	43	(104)	6	(2)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(12,851)	(1,919)	56,947	(1,375)

CASH AND CASH EQUIVALENTS — Beginning of period	84,737	17,692	14,939	17,148

CASH AND CASH EQUIVALENTS — End of period	$71,886	$15,773	$71,886	$15,773

Demandware, Inc.
Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating loss:
GAAP operating loss	$(3,566)	$(1,498)	$(10,492)	$(3,794)
Add back:
Stock-based compensation	2,189	283	4,802	1,143
Total non-GAAP operating loss	(1,377)	(1,215)	(5,690)	(2,651)

Net loss:
GAAP net loss	$(3,471)	$(2,091)	$(11,348)	$(3,987)
Add back:
Stock-based compensation	2,189	283	4,802	1,143
Total non-GAAP net loss	(1,282)	(1,808)	(6,546)	(2,844)

Non-GAAP net loss per share:
Basic & Diluted	$(0.04)	$(0.42)	$(0.30)	$(0.79)

CONTACT:
Investor Relations:
Demandware
Erica Smith, 781-425-1222
Director Investor Relations
esmith@demandware.com